ATTACHMENT 77G.

For the period ending: 09/30/95

File number: 811-05009

DEFAULTS & ARREARS ON SENIOR SECURITIES

1) Briargate Public Building Authority, Landowner Assessment Lien Series 1985A and 1986A

         In default:  Interest
         Nature of Default: (partial default) District did not make timely interest payment.
         Date of Default:   December 15, 1990
         Default per $1,000 face:  $545,000

2)       Town of Castle Rock, Local Improvement District 1988-2

         In default:  Interest
         Nature of Default: (partial default) District did not make timely interest payment.
         Date of Default:   December 1, 1993 (50% interest payment)
         Default per $1,000 face:  $555,000

3)       Colorado Springs, Colorado, Spring Creek General Improvement District

         In default:  Interest
         Nature of Default:  District did not make timely interest payment.
         Date of Default:   June 15, 1994
         Default per $1,000 face:  $1,000,000

4)       El Paso County, Colorado Pheasant Run LID 86-2 Local Improvement
         District Bonds

         In default:  Interest
         Nature of Default: (partial default) District did not make timely interest payment.
         Date of Default:   March, 1994
         Default per $1,000 face:  $100,000


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ATTACHMENT 77G.
Page 2

For the period ending: 09/30/95

File number: 811-05009

DEFAULTS & ARREARS ON SENIOR SECURITIES


5)       Northgate  Public  Building  Authority Landowner Assessment Lien Series
         1987A

         In default:  Interest
         Nature of Default:  District did not make timely interest payment.
         Date of Default:   July 1, 1991
         Default per $1,000 face:  $10,000